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                                                                     Exhibit 4.1


                            RSL COMMUNICATIONS, LTD.


                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
             AND OTHER SPECIAL RIGHTS OF 7-1/2% SERIES A CONVERTIBLE
              PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                  RSL Communications, Ltd., an exempted company organized under the laws of Bermuda (the "Issuer"), certifies that pursuant to the authority contained in its Memorandum of Association (the "Memorandum of Association") and its Bye-Laws (the "Bye-Laws"), and in accordance with Bermuda law, the Board of Directors (or a duly authorized committee thereof) of the Issuer on February 10, 2000, and February 14, 2000 duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED, on this 14th day of February, 2000, that pursuant to the authority vested in the Board of Directors by the Memorandum of Association and Bye-Laws, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred shares having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

                  Certain capitalized terms used herein are defined in Section
16.

                  1. Number and Designation. The Issuer shall have a class of preferred shares, which shall be designated as its 7 1/2% Series A Convertible Preferred Shares (the "Series A Preferred Shares"), par value U.S. $0.00457 per share, with 7,000,000 shares initially authorized and, subject to the limitations set forth herein, such number of additional shares as are authorized from time to time by resolution of the Board of Directors of the Issuer and as set forth in the Bye-Laws of the Issuer. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation (this "Certificate").

                  2. Issuance; Registered Form; Registrar. The Issuer may issue Series A Preferred Shares from time to time up to the aggregate number of shares at the time authorized to be outstanding by action of the Board of Directors (or any committee thereof) of the Issuer. Certificates for Series A Preferred Shares shall be issuable only in registered form. The Issuer hereby appoints American Stock



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Transfer & Trust Company as its initial Registrar and Transfer Agent (the
"Transfer Agent") for the Series A Preferred Shares.

                  3. Liquidation Preference. Upon any liquidation, winding up or dissolution of the Issuer, each Series A Preferred Share shall be entitled to a liquidation preference of U.S.$50 per share (the "liquidation preference") plus, without duplication, an amount equal to all accrued and unpaid dividends ("Accumulated Dividends"). Such amount shall be payable as and to the extent provided in Section 9.

                  4. Registration Under Securities Act; Transfer. (a) The Series A Preferred Shares have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144 under the Securities Act other than (i) to "qualified institutional buyers" ("QIBs") pursuant to and in compliance with Rule 144A ("Rule 144A") under the Securities Act, (ii) to institutional "accredited investors" as defined in Rule 501(a) under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions. Until such time as determined by the Issuer and the Registrar, certificates evidencing the Series A Preferred Shares shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series A Preferred Share attached hereto as Exhibit A.

                  (b) Series A Preferred Shares will initially be represented by one or more global certificates with the global legend (the "Global Shares Legend") and the Restricted Shares Legend (each, a "Global Certificate") each as set forth on the form of Series A Preferred Share attached hereto as Exhibit A which will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in the name of Cede & Co., as nominee of DTC (the "Global Certificate Holder"). Except as set forth below, record ownership of the Global Certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

                  (c) Owners of a beneficial interest in the Global Certificate may hold their interest in the Global Certificate directly through DTC if such holder is a participant in DTC (a "Participant") or indirectly through organizations that are Participants. Persons who are not Participants may beneficially own interests in the Global Certificate held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                  (d) Global Certificates are exchangeable for certificates in definitive form (the "Definitive Securities") of like tenor as such Global Certificates if DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Certificates or ceases to be a clearing agency under the United States Securities Exchange Act of 1934 (the "Exchange Act") and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days or at any time if the Issuer determines not to have all of the Series A Preferred Shares represented by Global Certificates. Any Definitive Securities that are issued in exchange for Global Certificates will be issued in authorized denominations and will be registered in such names as DTC shall direct. Subject to the foregoing, Global Certificates are not exchangeable, except for Global Certificates of the same aggregate denomination to be registered in the name of DTC or its nominee or in the name of a successor of DTC or its nominee. In addition, such certificates will bear the Restricted Shares Legend (unless the Issuer determines otherwise in accordance with applicable law) subject, with respect to such Series A Preferred Shares, to the provisions of such legend.

                  (e) No certificate evidencing Series A Preferred Shares shall be valid unless it bears the countersignature of the Transfer Agent.

                  5. Paying Agent and Conversion Agent; Transfer Restrictions.
(a) The Issuer shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series A Preferred Shares may be presented for payment (the "Paying Agent") and (ii) an office or agency where Series A Preferred Shares may be presented for conversion (the "Conversion Agent"). The Issuer may appoint the Transfer Agent, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and, with respect to payments hereunder by delivery of Class A Common Shares, may include the Common Share Transfer Agent, and the term "Conversion Agent" includes any additional conversion agent. The Issuer may change any Paying Agent or Conversion Agent without prior notice to any holder. The Issuer shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Issuer. If the Issuer fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Transfer Agent shall act as such. The Issuer or any of its Affiliates may act as Paying Agent, Transfer Agent, or Conversion Agent.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is held by or on behalf of the Depositary or a successor of the Depositary, transfers of a Global Certificate, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 4 and this Section 5; provided, however, that beneficial interests in a Global Certificate may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Certificate in accordance with the transfer restrictions set forth in the Restricted Shares Legend:

                  (i) Except for transfers or exchanges made in accordance with clause (b)(ii) of this Section 5, transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) If Definitive Securities are issued and a holder of Definitive Securities bearing a Restricted Shares Legend ("Restricted Definitive Securities") wishes at any time to transfer all or part of the Series A Preferred Shares represented by such Restricted Definitive Securities to a person who is required to take delivery thereof in the form of Restricted Definitive Securities, such holder may, subject to the restrictions on transfer set forth herein and in the certificate representing such Series A Preferred Shares, cause the exchange of the certificate representing such Series A Preferred Shares for one or more Restricted Definitive Securities evidencing such Series A Preferred Shares. Upon receipt by the Transfer Agent, at its office in The City of New York of (A) the certificate representing such Series A Preferred Shares, duly endorsed as provided herein, (B) instructions from such holder



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



         directing the Transfer Agent to authenticate and deliver one or more Restricted Definitive Securities evidencing such Series A Preferred Shares, such instructions to contain the name of the transferee and the number of such Series A Preferred Shares to be represented by the Restricted Definitive Securities so issued to such transferee and appropriate delivery instructions, (C) a certificate from the holder of the Restricted Definitive Securities to be exchanged in the form of Exhibit B and, if applicable, Exhibit C attached hereto given by the transferor, to the effect set forth therein and (D) such other certifications, legal opinions or other information as the Issuer or the Transfer Agent may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Transfer Agent shall cancel or cause to be canceled such Restricted Definitive Securities and concurrently therewith, in accordance with the instructions referred to above, the Issuer shall execute, and the Transfer Agent shall countersign and deliver, one or more Restricted Definitive Securities representing in the aggregate the number of Series A Preferred Shares represented by the Definitive Restricted Securities so exchanged.

                  (c) In the case of (x) certificates representing Class A Common Shares issued (A) as dividends on Series A Preferred Shares, (B) on conversion of Series A Preferred Shares or (C) in redemption of Series A Preferred Shares, and any securities into which such Series A Preferred Shares or Class A Common Shares shall be converted or into which they shall be changed by operation of law or otherwise, (y) certificates representing Series A Preferred Shares issued upon the transfer, exchange or replacement of Series A Preferred Shares bearing the Restricted Shares Legend, or (z) if a request is made to remove such Restricted Shares Legend on certificates representing Series A Preferred Shares, certificates representing the Class A Common Shares or Series A Preferred Shares so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Transfer Agent such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer or the Transfer Agent, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers of the Class A Common Shares or Series A Preferred Shares represented by such certificates comply with the provisions of Rule 144A or Rule 144 or, with respect to Restricted Series A Preferred Shares, that such Series A Preferred Shares are not "restricted securities" within the meaning of Rule 144 under the Securities Act or that such transfer is covered by an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Issuer, shall countersign and deliver certificates representing Series A Preferred Shares that do not bear the Restricted Shares Legend.

                  (d) The Transfer Agent shall have no responsibility for any actions taken or not taken by the Depositary.

                  (e) Each holder of a Series A Preferred Share agrees to indemnify the Issuer and the Transfer Agent against any liability that may result from the transfer, exchange or assignment of such holder's Series A Preferred Share in violation of any provision of this Certificate and/or applicable U.S. Federal or State securities law; provided, however, that such indemnity shall not apply to acts of wilful misconduct or gross negligence on the part of the Issuer or the Transfer Agent, as the case may be.

                  (f) Payments (whether in cash or, as permitted by Section 11, in Class A Common Shares) due on the Series A Preferred Shares shall be payable at the office or agency of the Issuer maintained for such purpose in The City of New York and at any other office or agency maintained by the Issuer for such purpose. If any such payment is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Transfer Agent at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided, however, that any cash payments in respect of any dividends on and any redemption payment with respect to any Global Certificate will be made to the Global Certificate Holder or its nominee, as registered owner of the Global Certificate, by wire transfer of immediately available funds on each Dividend Payment Date or Redemption Effective Date, as applicable. Neither the Issuer nor the Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

                  6. Dividend Rights. (a) The Issuer shall pay, and the holders of the Series A Preferred Shares shall be entitled to receive, cumulative dividends from the date of initial issuance of such Series A Preferred Shares at a rate of 7-1/2% per annum on the amount of the liquidation preference of the Series A Preferred Shares. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months and are deemed to accrue on a daily basis. Dividends are payable quarterly in arrears, subject to Section 11, on February 1, May 1, August 1 and November 1 of each year (each a "Dividend Payment Date"), commencing August 1, 2000, until the liquidation preference thereof is paid or made available for payment; provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Issuer may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that dividends on the Series A Preferred Shares will accrue whether or not the Issuer has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Arrearages of Accumulated Dividends will not themselves bear interest or be added to the liquidation preference of the Series A Preferred Shares.

                  (b) Pursuant to the terms of the Registration Rights Agreement, if (i) the Shelf Registration Statement has not been filed within 90 days of the Closing Date or has not been declared effective by the Commission within 180 days after the Closing Date or (ii) the Shelf Registration Statement has been filed and declared effective by the Commission but, prior to the time it is no longer required to be effective under the Registration Rights Agreement, is not available for the resale of any Transfer Restricted Securities, because (x) the Shelf Registration Statement is withdrawn by the Issuer or becomes subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of the Shelf Registration Statement (without being succeeded immediately by an additional registration statement filed and declared effective or (y) the availability of the Shelf Registration Statement is suspended by the Issuer pursuant to the Registration Rights Agreement (each of the foregoing clauses (i) and (ii), a "Registration Default"), the Issuer shall pay special dividends ("Special Dividends") to each holder of Transfer Restricted Securities at a per annum rate of 0.5% of the liquidation preference for any Registration Default Period. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Special Dividends with respect to such Transfer Restricted Securities shall cease (without in any way limiting the effect of any subsequent Registration Default). A Registration Default shall be cured on the date that the Shelf Registration Statement is declared effective by the SEC or on the date the Shelf Registration Statement is declared effective or becomes usable and holders of Transfer Restricted Securities are provided notice thereof.

                  (c) The Issuer will be required to pay additional amounts ("Additional Amounts") to the holders of Series A Preferred Shares as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by (i) Bermuda, (ii) any jurisdiction (excluding the United States or any political subdivision thereof) from or through which the Issuer, or its paying agent, is making payments on the Series A Preferred Shares or (iii) any other jurisdiction (excluding the United States or any political subdivision thereof) in which the Issuer, or a successor corporation, is organized or any political subdivision or governmental authority of or in that jurisdiction with the power to tax (each an "Applicable Jurisdiction"), in respect of any amounts that the Issuer or a successor corporation must pay with respect to the Series A Preferred Shares, so that the net amounts paid to the holders of the Series A Preferred Shares, after that deduction or withholding, will be not less than the amount specified as payable with respect to those shares. However, the Issuer will not be obligated to pay additional amounts to any holder of Series A Preferred Shares that: (i) resides in or is a citizen of an Applicable Jurisdiction; or (ii) is a fiduciary, partnership or limited liability company if, and to the extent that, the payment of Additional Amounts would not have been required if the Series A Preferred Shares were held directly by a beneficiary or settlor with respect to that fiduciary or a member of that partnership or limited liability company. In addition, the Issuer will not be obligated to pay any Additional Amounts to a holder of Series A Preferred Shares on account of: (i) any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder, or certain other persons, and the Applicable Jurisdiction, (b) the presentation of Series A Preferred Shares for payment more than 60 days after the relevant payment is due or (c) the presentation of Series A Preferred Shares for payment in Bermuda or any political subdivision of or in Bermuda, unless those shares could not have been presented for payment elsewhere; (ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax,

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assessment or other governmental charge; (iii) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of the liquidation preference of or any dividends or redemption premium on the Series A Preferred Shares; (iv) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Series A Preferred Shares to comply with a request by the Issuer to (a) provide information, documents or other evidence concerning the nationality, residence, identity or connection with the Applicable Jurisdiction of the holder or beneficial owner or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other government charge withheld by the Issuer, or satisfy any information or reporting requirements, which, in the case of clause (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or (v) any combination of the items above.

                  7. Payment of Dividends; Mechanics of Payment; Dividend Rights Preserved. (a) Dividends on any Series A Preferred Share which are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such Series A Preferred Share (or one or more predecessor Series A Preferred Shares) is registered at the close of business on the next preceding January 15, April 15, July 15 and October 15 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

                  (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Series A Preferred Shares. Unless full cumulative dividends on all outstanding Series A Preferred Shares for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

                  (i) no dividend (other than a dividend payable solely in any Junior Shares or Parity Shares or partial cash or property dividend on Parity Shares that is paid pro rata on the Series A Preferred Shares) shall be declared or paid upon, or any sum set apart for the



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         payment of dividends upon, any Junior Shares or Parity Shares, respectively;

                  (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

                  (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively) by the Issuer or any of its subsidiaries; and

                  (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share by the Issuer or any of its subsidiaries.

                  (c) Holders of the Series A Preferred Shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. In the event that the Issuer fails to pay the dividends due for an aggregate of six quarterly payments (whether or not consecutive), the holders will have the rights and remedies set forth in Section 8.

                  (d) Subject to the requirements of Section 11, any Accumulated Dividends on any Series A Preferred Share may be paid, subject to Section 11, by the Issuer in any lawful manner (which shall include the establishment of a record date not more then 45 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the Series A Preferred Shares may be listed, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange, if, after notice given by the Issuer to the Transfer Agent of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Transfer Agent.

                  (e) Subject to the foregoing provisions of this Section 7, each Series A Preferred Share delivered under this Certificate upon registration of transfer of or in exchange for or in lieu of any other Series A Preferred



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


Share shall carry the rights to dividends accumulated and unpaid, and to accrue, which were carried by such other Series A Preferred Share.

                  (f) The holder of record of a Series A Preferred Share at the close of business on a Dividend Record Date with respect to the payment of dividends on the Series A Preferred Shares will be entitled to receive such dividends with respect to such Series A Preferred Share on the corresponding Dividend Payment Date, notwithstanding the conversion of such shares after such Dividend Record Date and prior to such Dividend Payment Date. A Series A Preferred Share surrendered for conversion during the period from the close of business on any Dividend Record Date to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Class A Common Shares or a combination thereof, depending on the method of payment that the Issuer has chosen to pay such dividend, in an amount equal to such dividend payable on such Dividend Payment Date, unless such Series A Preferred Shares have been called for redemption on a redemption date occurring during the period from the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date. The dividend payment with respect to a Series A Preferred Share called for redemption on a date during the period from the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Notwithstanding the immediately preceding three sentences of this Section 7(f), no payment shall be owed or payable to or by any converting holder if the Board of Directors of the Issuer shall have elected to defer the dividend payment to be made on such Dividend Payment Date pursuant to Section 6(a). Fractional Class A Common Shares will not be issued upon conversion, but in lieu thereof the Transfer Agent will pay a cash adjustment in the manner set forth in Section 11(c).

                  (g) No payment or adjustment will be made upon conversion of Series A Preferred Shares for accumulated and unpaid dividends or for dividends with respect to the Class A Common Shares issued upon such conversion.

                  8. Voting Rights. (a) Holders of Series A Preferred Shares will not be entitled to any voting rights (i) except as required by law and (ii) except as follows: If at any time the equivalent of six quarterly dividends on the Series A Preferred Shares are accrued and unpaid, then the total number of Directors constituting the entire Board of Directors of the Issuer shall be increased by two and, whether or not consecutive and whether or not declared, the holders of a majority of the Series A Preferred Shares shall have the right to elect two Directors. This right will continue until all dividends in arrears on the Series A Preferred Shares are paid in full, at which time the term of office of any such members of the Board of Directors so elected shall terminate and such directors shall be deemed to have resigned. At any time after voting power to elect Directors shall have become vested and be continuing in the holders of the Series A Preferred Shares pursuant to the second preceding sentence, or if a vacancy shall exist in the offices of Series A Preferred Share Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series A Preferred Shares addressed to the Board of Directors of the Issuer, shall, call a special meeting of the holders of the Series A Preferred Shares for the purpose of electing the Series A Preferred Share Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Series A Preferred Share Directors, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series A Preferred Shares shall be required to constitute a quorum of such Series A Preferred Shares. Any vacancy occurring in the office of a Series A Preferred Share Director may be filled by the remaining Series A Preferred Share Director unless and until such vacancy shall be filled by the holders of the Series A Preferred Shares.

                  (b) In addition to the voting rights set forth above, the approval of the holders of at least 66-2/3% of the then-Outstanding Series A Preferred Shares voting or consenting, as the case may be, as one class, will be required for the Issuer to amend this Certificate, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of the Series A Preferred Shares; provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Series A Preferred Share affected thereby, (i) change the Mandatory Redemption Date, the dates on which payments are to be made pursuant to Optional Redemption, or any Dividend Payment Date, (ii) reduce the liquidation preference, the rate of dividends, the redemption prices or the purchase price thereof pursuant to
Section 13, (iii) change the place of payment where, or the coin or currency in which, any Series A Preferred Share or any payment thereon is payable, (iv) adversely affect the rights to convert any Series A Preferred Share as provided in Section 12, (v) alter the voting rights with respect to the Series A Preferred Shares or reduce the percentage of the Outstanding Series A Preferred Shares the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with provisions of this Certificate or (vi) modify any of the provisions of this Section 8 except to increase any such percentage or to provide that certain other provisions of this Certificate cannot be modified or waived without the consent of the holder of each Outstanding Series A Preferred Share affected thereby.

                  (c) The Issuer will not authorize any new class of Senior Shares or any obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class or series of Senior Shares, without the approval of the holders of at least 66-2/3% of the then-Outstanding Series A Preferred Shares, voting or consenting, as the case may be, as one class.

                  (d) Except as set forth in Section 8(c) with respect to Senior Shares, neither (i) the creation, authorization or issuance of any Junior Shares, Parity Shares or Senior Shares or (ii) the increase or decrease in the amount of authorized capital stock of any class, including any Series A Preferred Shares, shall require the consent of the holders of the Series A Preferred Shares or shall be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of Series A Preferred Shares. Furthermore, the consent of the holders of Series A Preferred Shares will not be required for the Issuer to authorize, create (by way of reclassification or otherwise) or issue any Parity Shares or Junior Shares or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Parity Shares or Junior Shares.

                  9. Ranking. (a) The Series A Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) junior to all of the Issuer's existing and future indebtedness and other obligations; (ii) junior to each class of capital stock or series of preferred shares that the Issuer establishes after February 22, 2000 the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Shares as to dividend distributions and distributions upon the Issuer's liquidation, winding-up and dissolution ("Senior Shares"); (iii) on parity with each other class of capital stock or series of preferred shares that the Issuer establishes after February 22, 2000 the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the Issuer's liquidation, winding-up and dissolution ("Parity Shares"); and (iv) senior to all classes of the Issuer's Class A Common Shares and to each other class of capital stock or series of the Issuer's preferred shares established after February 22, 2000 the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Shares as to dividend distributions and distributions upon the Issuer's liquidation, winding-up and dissolution (together with the Issuer's Class A Common Shares,"Junior Shares").

                  (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Series A Preferred Share with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

                  (c) In the event of any liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, the holders of the Series A Preferred Shares then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Issuer to the holders of Class A Common Shares or Junior Shares by reason of their ownership thereof, the liquidation preference of $50 per share for each Outstanding Series A Preferred Share, plus, without duplication, an amount equal to all Accumulated Dividends (including Special Dividends and Additional Amounts, if any) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a pro rata dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up). If upon the occurrence of such event the assets thus distributed among the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Issuer legally available for distribution shall be distributed ratably based upon their respective liquidation preference among the holders of the Series A Preferred Shares pari passu with the holders of all Parity Shares. Except as provided in
Section 9(d), all amounts payable in respect of the Series A Preferred Shares in the event of any liquidation, dissolution or winding up of the Issuer shall be paid in cash. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding Series A Preferred

Shares), such holders shall not be entitled to any further participation in any distribution of assets of the Issuer.

                  (d) Notwithstanding the foregoing, in the case of liquidation, dissolution or winding-up in connection with any transaction that is treated as a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer's assets under Section 14 in which the Issuer receives in exchange for such assets, among other things, Replacement Preferred Shares, the liquidation preference of each Series A Preferred Share, and any other entitlement in respect of a Series A Preferred Share to receive any distribution in connection with such liquidation, dissolution or winding-up, shall be satisfied and discharged in full, upon distribution to the holders of Series A Preferred Shares of such Replacement Preferred Shares, provided that each holder of Series A Preferred Shares receives Replacement Preferred Shares that, among other things, are convertible into the kind and amount securities, cash and other property that such holder would have received had such holder converted such holder's Series A Preferred Shares into Class A Common Shares immediately prior to such transaction.

                  10. Redemption. (a) The Series A Preferred Shares may be redeemed at any time commencing on or after February 1, 2005, in whole or from time to time in part, at the election of the Issuer (the "Optional Redemption"), at the redemption price per share set forth below plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) and Additional Amounts and Special Dividends, if any, to the Business Day specified as the date of redemption in the notice to the holders of Series A Preferred Shares described below (the "Redemption Effective Date"), if redeemed in the 12-month period commencing on the dates set forth below (unless such date is not a Business Day in which case such period will commence on the next succeeding Business Day):

Date                                                Redemption Price
----                                                ----------------
February 1, 2005                                         $51.875
February 1, 2006                                         $51.500
February 1, 2007                                         $51.125
February 1, 2008                                         $50.750
February 1, 2009                                         $50.375
February 1, 2010 and thereafter                          $50.000

         (b) The Series A Preferred Shares may be redeemed at any time in whole or from time to time in part, at the election of the Issuer (the "Tax Redemption"), at 100% of the liquidation preference per share plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) and Additional Amounts and Special Dividends, if any, to the Redemption Effective Date, if after the issue date of the Series A Preferred Shares there is (i) a change in or amendment to laws, regulations or rulings of any Applicable Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings or (iii) any execution of or amendment to any treaty affecting taxation to which any Applicable Jurisdiction is party, in each case that would require the Issuer or any successor corporation to pay Additional Amounts with respect to any shares of Series A Preferred Shares on the next succeeding Dividend Payment Date, and the payment of those Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer or any successor corporation.

         (c) With regards to the Optional Redemption and the Tax Redemption, on the Redemption Effective Date (i) all cash to be paid as part of the redemption price will become payable, (ii) all dividends on the Series A Preferred Shares to be redeemed will cease to accrue, and (iii) the right to convert the Series A Preferred Shares to be redeemed will cease at the close of business.

         If any Class A Common Shares are to be delivered as part of the redemption price, (x) the number of Class A Common Shares to be delivered will be determined on the basis of the average of the closing market prices of those shares for the 10 Trading Days following the Redemption Effective Date and (y) those shares will be deliverable on the 12th Trading Day following the Redemption Effective Date.

         In the case of any partial redemption, the Issuer will select the Series A Preferred Shares to be redeemed on a pro rata basis, by lot or any other method that the Issuer, in its sole discretion, deems fair and appropriate; provided that the Issuer may redeem all shares held by holders of fewer than 100 Series A Preferred Shares (or by holders that would hold fewer than 100 Series A Preferred Shares following such redemption) prior to the Issuer's redemption of other Series A Preferred Shares.

         If the Redemption Effective Date falls after a Dividend Record Date and before the related Dividend Payment Date, the holders of Series A Preferred Shares at the close of business on that Dividend Record Date will be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date, even if those shares are redeemed after that Dividend Record Date.

         (d) The Series A Preferred Shares (if not earlier redeemed or converted) shall be mandatorily redeemed (the "Mandatory Redemption") by the Issuer on February 1, 2012, 2012 (the "Mandatory Redemption Date") (unless such date is not a Business Day, in which case the Mandatory Redemption Date shall be the next Business Day), at a redemption price of 100% of the liquidation preference per share plus accumulated and unpaid dividends and Special Dividends, if any, to the Mandatory Redemption Date.

         (e) No Optional Redemption may be authorized or made unless, prior to giving the applicable redemption notice, all Accumulated Dividends and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash or, subject to Section 11, in Class A Common Shares.

         (f) In the event the Issuer elects to effect an Optional Redemption or a Tax Redemption, the Issuer shall give a redemption notice (the "Redemption Notice") to the holders of Series A Preferred Shares not fewer than 30 days nor more than 60 days before the Redemption Effective Date. Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of Series A Preferred Shares to be redeemed, at such holder's address appearing in the Series A Preferred Share Register. All Redemption Notices shall identify the Series A Preferred Shares to be redeemed (including CUSIP number) and shall state:

                  (i) the Redemption Effective Date;

                  (ii) the redemption price (the "Redemption Price");

                  (iii) the form of consideration the Issuer will use to satisfy the Redemption Price;

                  (iv) if any portion of the redemption price is to be paid by the delivery of Class A Common Shares, the method for determining the applicable Average Market Value and the date on which the Class A Common Shares will be deliverable;

                           (v) if fewer than all the outstanding Series A
                  Preferred Shares are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular Series A Preferred Shares to be redeemed;

                           (vi) that on the Redemption Date the Redemption
                  Price, together with (subject to Section 10(j)) dividends accumulated and unpaid to the Redemption Date (including an amount equal to a prorated dividend for any partial dividend period), will become due and payable upon each such Series A Preferred Share to be redeemed and that dividends thereon will cease to accrue on and after said date;

                           (vii) the conversion price (and, if applicable, the
                  amount of cash payable on conversion pursuant to Section 12(d)(x)), the date on which the right to convert Series A Preferred Shares to be redeemed will terminate and the place or places where such Series A Preferred Shares may be surrendered for conversion; and

                           (viii) the place or places where such Series A
                  Preferred Shares are to be surrendered for payment of the Redemption Price.

         The Redemption Notice shall be given by the Issuer or, at the Issuer's request, by the Transfer Agent in the name and at the expense of the Issuer; provided that if the Issuer so requests, it shall provide the Transfer Agent adequate time, as reasonably determined by the Transfer Agent, to deliver such notices in a timely fashion.

         (g) Prior to any Redemption Date, the Issuer shall deposit with the Transfer Agent or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of and (except to the extent payable to a holder of Series A Preferred Shares on a Dividend Record Date prior to the Redemption Effective Date) accrued but unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) on all the Series A Preferred Shares which are to be redeemed on that date other than any Series A Preferred Shares called for redemption on that date which have been converted into Class A Common Shares prior to the date of such deposit. If any Series A Preferred Share called for redemption is converted, any consideration deposited with the Transfer Agent or with any Paying Agent or so segregated and held in trust for the redemption of such Series A Preferred Share shall (subject to any right of the holder of such Series A Preferred Share or any predecessor Series A Preferred Share to receive accrued but unpaid dividends thereon as provided in Section 7(f)) be paid or delivered to the Issuer upon Issuer Order or, if then held by the Issuer, shall be discharged from such trust.

         (h) Notice of redemption having been given as aforesaid, the Series A Preferred Shares so to be redeemed shall, on the Redemption Effective Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such Series A Preferred Shares shall cease to accrue and such shares shall cease to be convertible into Class A Common Shares. Upon surrender of any such Series A Preferred Shares for redemption in accordance with said notice, such Series A Preferred Shares shall be redeemed, subject to Section 7(f), by the Issuer at the Redemption Price, together with (except to the extent payable to a holder of Series A Preferred Shares on a Dividend Record Date prior to the Redemption Effective Date) accrued but unpaid dividends and Special Dividends, if any, to the Redemption Date. If any Series A Preferred Share called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, exclusive of accrued but unpaid dividends, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the Series A Preferred Shares.

         (i) Any certificate that represents more than one Series A Preferred Share and is to be redeemed only in part shall be surrendered at any office or agency of the Issuer designated for that purpose (with, if the Issuer or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent duly executed by, the holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Transfer Agent shall countersign and deliver to the holder of such Series A Preferred Share without service charge, a new Series A Preferred Share certificate or certificates, representing any number of Series A Preferred Shares as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series A Preferred Share certificate so surrendered.

         (j) If a Series A Preferred Share is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date specified above and on or prior to such Dividend Payment Date, then any accumulated but unpaid dividends will be paid to the person in whose name such Series A Preferred Share is registered at the close of business on such Dividend Record Date.

         11. Method of Payments and Public Announcement. (a) The Issuer may make any payments due on the Series A Preferred Shares (other than, except as provided in Section 9(d), payments of the liquidation preference and any Accumulated Dividends pursuant to Section 9, which shall be made in cash), including each regular dividend payment, Special Dividend payment, if any, Additional Amount payment, if any, Optional Redemption payment, Tax Redemption payment and Mandatory Redemption payment and any payments due under Section 13 as a result of a Change of Control, (i) in cash, (ii) by delivery of Class A Common Shares or (iii) a combination thereof, as provided in this Section 11. The Issuer will take all actions required or permitted under The Companies Act 1981 of Bermuda (the "Companies Act") to permit the payments on the Series A Preferred Shares provided in this Certificate.

         (b) The Issuer will make each regular dividend payment, Special Dividend payment, if any, Additional Amount payment, if any, Optional Redemption payment, Tax Redemption payment and Mandatory Redemption payment on the Series A Preferred Shares and any payment due under Section 13 as a result of a Change of Control, in cash, except to the extent it has elected to make all or any portion of such payment in Class A Common Shares. If the Issuer elects to make any such payment, or any portion thereof, by delivery of Class A Common Shares, such shares shall be valued for such purpose at 95% of the Average Market Value. However, in the event that in any of the foregoing situations on the date of such payment a Shelf Registration Statement is required to be effective under the Registration Rights Agreement and is not effective the Class A Common Shares shall be valued for such purpose at 80% of the Average Market Value.

         If the Issuer is prevented by Bermuda law from making any such payment in cash or by issuing Class A Common Shares, the Issuer will issue from the share premium attributable to the Series A Preferred Shares that number of additional Series A Preferred Shares that is convertible at the then effective Conversion Rate into the number of Class A Common Shares deliverable to holders on such payment date ("Bonus Shares"). Upon delivery of Class A Common Shares (including any Class A Common Shares issued upon conversion by the Issuer of Bonus Shares) in respect of any such payments, including any regular dividend, Special Dividend, if any, Additional Amount payment, if any, Optional Redemption payment, Tax Redemption payment or Mandatory Redemption payment or any payment due under Section 13 as a result of a Change of Control, such payment shall be deemed to have been paid and discharged to the extent of the value (determined as provided above) of the Class A Common Shares so delivered.

         (c) No fractional Class A Common Shares will be delivered to the holders of Series A Preferred Shares, but the Transfer Agent will instead deliver a cash adjustment to each holder of Series A Preferred Shares that would otherwise be entitled to a fraction of a Class A Common Share. The amount of such cash adjustment will be determined based on, and such adjustments will be paid from, the proceeds received by the Transfer Agent from the sale of that number of Class A Common Shares, which the Issuer will deliver to the Transfer Agent for such purpose, equal to the aggregate of all such fractions (round up to the nearest whole share). The Transfer Agent is authorized and directed to sell such shares at the best available prices and distribute the proceeds to the holders in proportion to their respective interests therein. The Issuer will pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions.

         (d) Any portion of any payment on or in respect of the Series A Preferred Shares that is declared and not paid through the delivery of Class A Common Shares will be paid in cash.

         (e) The Issuer will notify the Transfer Agent and make a public announcement (i) no later than the close of business on the tenth Business Day prior to the Dividend Record Date for each regular dividend or Special Dividend as to whether the Issuer will make the required payment on the related Dividend Payment Date, and, if so, whether the Issuer will make such payment in cash, by delivery of Class A Common Shares or a combination thereof, (ii) no later than the close of business on the fifteenth Business Day prior to the Mandatory Redemption Date, whether the Issuer will make the payment required on the Mandatory Redemption Date in cash, by delivery of Class A Common Shares or a combination thereof, (iii) no later than the close of business on the 30th day prior to any Redemption Effective Date, whether the Issuer will make the required payment in cash, by delivery of Class A Common Shares or a combination thereof. The Issuer will make any public announcement required by this Section by a press release issued to Dow Jones News Service and Bloomberg News Service or their respective successors. The Issuer will also deliver or mail a copy of each announcement to each record holder of Series A Preferred Shares.

         (f) Prior to the issuance of any Class A Common Shares pursuant to this
Section 11, the Issuer shall have provided for the listing or quotation of such Class A Common Shares on the Nasdaq National Market or any other securities exchange in the United States upon which the Class A Common Shares are then listed or quoted.

         12. Conversion. (a) Subject to and upon compliance with the provisions of this Certificate, at the option of the holder thereof, any Series A Preferred Share may be converted at any time prior to the close of business on the Mandatory Redemption Date, unless previously redeemed, at the option of the holder thereof, into fully paid and non-assessable Class A Common Shares at the then effective Conversion Rate per Series A Preferred Share. A holder's right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the applicable Redemption Effective Date and will be lost if not exercised prior to that time, unless the Issuer defaults in making the payment due upon redemption under Section 10(d).

         Subject to and upon compliance with the provisions of this Certificate, each Series Preferred Share will be convertible at the Issuer's option at any time within 24 hours of issuance, unless the Issuer waives its conversion right in writing, into fully paid and non-assessable Class A Common Shares at the then effective conversion rate. The Issuer may waive or exercise its conversion right with respect to any Series A Preferred Share in advance of their issuance by written notice to the transfer agent. Any such waiver or notice will be irrevocable.

         The "Conversion Rate" shall be equal to $50 per Series A Preferred Share divided by the Conversion Price. The "Conversion Price" shall be initially $22.14 per share. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e).

         (b) In order to exercise the conversion privilege, the holder of any Series A Preferred Share to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Issuer or in blank, at any office or agency of the Issuer maintained for that purpose, accompanied by written notice to the Issuer at such office or agency that the holder elects to convert such share or, if fewer than all the Series A Preferred Shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in Section 10(a) or 7(f), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the Series A Preferred Shares surrendered for conversion or on account of any dividends on the Class A Common Shares issued upon conversion. In no event shall the Issuer be obligated to pay any converting holder any unpaid Accumulated Dividends upon conversion.

         Series A Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the Class A Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Shares at such time. As promptly as practicable on or after the conversion date, the Issuer shall issue and shall deliver at such office or agency a certificate or certificates for the number of full Class A Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

         In the case of any conversion of fewer than all the Series A Preferred Shares evidenced by a certificate, upon such conversion the Issuer shall execute and the Transfer Agent shall countersign and deliver to the holder thereof, at the expense of the Issuer, a new certificate or certificates representing the number of unconverted Series A Preferred Shares.

         (c) No fractional Class A Common Shares shall be issued upon the conversion of a Series A Preferred Share; in lieu thereof, the Transfer Agent will deliver a cash adjustment based upon the Closing Price of the Class A Common Shares on the Business Day prior to the conversion date. The amount of such cash adjustment will be determined based on and paid from the proceeds received by the Transfer Agent from the sale of that number of Class A Common Shares, which the Issuer will deliver to the Transfer Agent for such purpose, equal to the aggregate of all such fractions (rounded up to the nearest whole share).

         (d) The conversion price shall be adjusted from time to time by the Issuer as follows:

                  (i) if the Issuer shall hereafter pay a dividend or make a distribution to holders of any class of its capital stock in Class A Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Class A Common Shares outstanding at the close of business on the Common Share Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Share Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Not- withstanding the foregoing, no adjustment shall be made for the payment in Class A Common Shares (or the issuance of any Bonus Shares in connection therewith) in respect of the Series A Preferred Shares or in any other series of preferred shares with payment provisions that are substantially the same as the payment provisions of the Series A Preferred Shares.

                  (ii) if the Issuer shall offer or issue rights or warrants to holders of its outstanding Class A Common Shares entitling them to subscribe for or purchase Class A Common Shares at a price per share less than the Current Market Price (as defined in Section 12(d)(vi)) on the Common Share Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Share Record Date by a fraction of which the numerator shall be the number of Class A Common Shares outstanding at the close of business on the Common Share Record Date plus the number of Class A Common Shares which the aggregate offering price of the total number of Class A Common Shares subject to such rights or warrants would purchase at such Current

         Market Price and of which the denominator shall be the number of Class A Common Shares outstanding at the close of business on the Common Share Record Date plus the total number of additional Class A Common Shares subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Share Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Class A Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Class A Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Class A Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Class A Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors;

                  (iii) if the outstanding Class A Common Shares shall be subdivided into a greater number of Class A Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Class A Common Shares shall be combined into a smaller number of Class A Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

                  (iv) if the Issuer shall, by dividend or otherwise, distribute to holders of its Class A Common Shares any class of capital stock of the Issuer (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Share Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vi)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one Class A Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Class A Common Share is equal to or greater than the Current Market Price on the Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Shares shall have the right to receive upon conversion of a Series A Preferred Share (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such Series A Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to
         Section 12(d)(vi) to the extent possible.

                  Rights or warrants distributed by the Issuer to holders of Class A Common Shares entitling the holders thereof to subscribe for or purchase shares of the Issuer's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"):
         (A) are deemed to be transferred with such Class A Common Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Common Shares, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Series A Preferred Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class A Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Issuer makes proper provision so that each holder of Series A Preferred Shares who converts a Series A Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Class A Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series A Preferred Share (or portion thereof).

                  For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes Class A Common Shares, or rights or warrants to subscribe for or purchase Class A Common Shares to which
         Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Class A Common Shares or rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Class A Common Shares or such rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Share Record Date fixed for such determination" and "the Common Share Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Share Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Common Share Record Date" for purposes of Section 12(d)(ii), and (2) any Class A Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

                  (v) If the Issuer shall, by dividend, repurchase or otherwise, distribute to holders of its Class A Common Shares cash (excluding any cash that is distributed upon a merger or consolidation to which
         Section 12(e) applies or as part of a distribution referred to in
         Section 12(d)(iv)) in an aggregate amount that, combined together with
         (A) the aggregate amount of any other such distributions to holders of its Class A Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any repurchases by the Issuer for all or any portion of the Class A Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12(d)(v)) times the number of Class A Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction (1) the numerator of which shall be equal to the Current Market Price on the Common Share Record Date for such distribution less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of Class A Common Shares outstanding on such Common Share Record Date and (2) the denominator of which shall be equal to the Current Market Price on such Common Share Record Date; provided, however, that, if the portion of the cash so distributed applicable to one Class A Common Share is equal to or greater than the Current Market Price of the Class A Common Shares on such Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Shares shall have the right to receive upon conversion of a Series A Preferred Share (or any portion thereof) the amount of cash such holder would have received had such holder converted such Series A Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to holders of Class A Common Shares as to which the Issuer makes the election permitted by Section 12(d)(x) and as to which the Issuer has complied with the requirements of such Section 12(d)(x) shall be treated as not having been made for all purposes of this Section 12(d)(v).

                  (vi) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

                           "Closing Price" with respect to any securities on any
                  day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                           "Common Share Record Date" shall mean, with respect
                  to any dividend, distribution or other transaction or event in which the holders of

                  Class A Common Shares have the right to receive any cash, securities or other property or in which the Class A Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           "Current Market Price" means, as of any date, the
                  arithmetic average of the Current Market Value of the Class A Common Shares for the ten Trading Days ending on the second Business Day prior to such date. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
                  Section 12(d) and to avoid unjust or inequitable results, including such adjustments as may be necessary as a result of the occurrence of one or more "ex" dates during such 10 Trading Day period, as determined in good faith by the Board of Directors.

                           "fair market value" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's-length transaction.

                  (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Issuer and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Class A Common Shares.

                  (viii) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series A Preferred Shares at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (ix) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Share Record Date for an event, the Issuer may defer until the occurrence of such event issuing to the holder of any Series A Preferred Share converted after such Common Share Record Date and before the occurrence of such event the additional Class A Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Shares issuable upon such conversion before giving effect to such adjustment.

                  (x) In lieu of making any adjustment to the Conversion Price pursuant to Section 12(d)(v), the Issuer may elect to reserve an amount of cash for distribution to the holders of Series A Preferred Shares upon the conversion of the Series A Preferred Shares so that any such holder converting Series A Preferred Shares will receive upon such conversion, in addition to the Class A Common Shares and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution of cash, converted its Series A Preferred Shares into Class A Common Shares, together with any interest accrued with respect to such amount, in accordance with this
         Section 12(d)(x). The Issuer may make such election by providing an Officers' Certificate to the Transfer Agent to such effect on or prior to the payment date for any such distribution and depositing with the Transfer Agent on or prior to such date an amount of cash equal to the aggregate amount that the holders of Series A Preferred Shares would have received if such holders had, immediately prior to the Common Share Record Date for such distribution, converted all the Series A Preferred Shares into Class A Common Shares. Any such funds so deposited by the Issuer with the Transfer Agent shall be invested by the Transfer Agent in unconditional U.S. Government obligations with a maturity not more than three months from the date of issuance. Upon conversion of Series A Preferred Shares by a holder thereof, such holder shall be entitled to receive, in addition to the Class A Common Shares issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution, converted its Series A Preferred Shares into Class A Common Shares, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this
         Section 12(d)(xi), the Issuer shall give or shall cause to be given notice to all holders of Series A Preferred Shares of such election, which notice shall state the amount of cash per Series A Preferred Share such holders shall be entitled to receive (excluding interest) upon conversion of the Series A Preferred Shares as a consequence of the Issuer having made such election.

         (e) Subject to Section 13, in case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation, or in case of any merger of another corporation into the Issuer (other than a merger which does not result in any reclassification, conversion, exchange or cancelation of outstanding shares of Class A Common Shares of the Issuer), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Issuer, the holder of each Series A Preferred Share then outstanding shall have the right thereafter, during the period such Series A Preferred Share shall be convertible as specified in Section 12(a), to convert such Series A Preferred Share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Class A Common Shares of the Issuer into which such Series A Preferred Share might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Class A Common Shares of the Issuer failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Class A Common Share of the Issuer in respect of which such rights of election shall not have been exercised ("Nonelecting Share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each Nonelecting Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Nonelecting Shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this
Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

         (f)  In case:

                           (i) the Issuer shall declare a dividend (or any other
                  distribution) on its Class A Common Shares payable otherwise than in cash out of its earned surplus; or

                           (ii) the Issuer shall authorize the granting to all
                  holders of its Class A Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (iii) of any reclassification of the Class A Common
                  Shares of the Issuer (other than a subdivision or combination of its outstanding Class A Common Shares), or of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or the sale, conveyance or transfer of all or substantially all the assets of the Issuer; or

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding-up of the Issuer (other than in connection with a sale of all or substantially all of the assets of the Issuer governed by Section 14);

then the Issuer shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of Series A Preferred Shares, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series A Preferred Shares Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A Common Shares of record shall be entitled to exchange their Class A Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

         (g) In addition to the conversion right specified in Section 12(a), subject to and upon compliance with the provisions of this Certificate, at the option of the holder thereof a Series A Preferred share may be converted into Class A Common Shares on the Change of Control Conversion Date specified below in the circumstances described in the next two paragraphs.

         If the Issuer is prevented under the terms of any applicable debt instrument from effecting a Change of Control Purchase Offer pursuant to Section 13, the Issuer shall within 30 days following any Change of Control, mail a notice to each holder of Series A Preferred Shares describing the transaction or transactions that constitute the Change of Control and offering to convert that holder's Series A Preferred Shares on the date (the "Change of Control Conversion Date") specified in that notice (the "Change of Control Conversion Notice"), which date will be no earlier than 60 days from the date the Change of Control Conversion Notice is mailed.

         On the Change of Control Conversion Date, the Issuer will convert each Series A Preferred Share submitted for conversion into that number of Class A Common Shares which is equal to the number of Class A Common Shares that would have been payable had a Change of Control Purchase been effected using entirely Class A Common Shares. To the extent applicable the Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws. The requirements of such laws shall supersede any inconsistent provisions of this
Section 12(g).

         (h) The Issuer shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Shares, for the purpose of effecting the conversion of Series A Preferred Shares, the full number of Class A Common Shares then issuable upon the conversion of all outstanding Series A Preferred Shares.

         13. Change of Control. (a) If the Issuer experiences a Change of Control, each holder of Series A Preferred Shares will have the right to require the Issuer to purchase (a "Change of Control Purchase") all or any part of that holder's Series A Preferred Shares at a purchase price equal to 100% of the liquidation preference of those shares, plus all Accumulated Dividends and unpaid dividends on those shares to the date of purchase. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder of Series A Preferred Shares describing the transaction or transactions that constitute the Change of Control and offer to purchase that holder's Series A Preferred Shares on the date (the "Change of Control Purchase Date") specified in that notice (the "Change of Control Offer to Purchase Notice"), which date will be no earlier than 60 days from the date the Change of Control Purchase Notice is mailed. The Issuer will also advise holders in each notice of whether it will pay the change of control purchase price in the form of cash, Class A Common Shares or a combination thereof.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the purchase of preferred stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section, the Issuer will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this section.

         (b) On the date scheduled for payment for the purchase of the Series A Preferred Shares under this Section, the Issuer will, to the extent lawful, (a) accept for payment all Series A Preferred Shares properly tendered, (b) deposit with the Transfer Agent the purchase price of the Series A Preferred Shares so tendered and (c) deliver or cause to be delivered to the Transfer Agent Series A Preferred Shares so accepted together with an Officers' Certificate stating the aggregate liquidation preference of the Series A Preferred Shares being purchased by the Issuer. The Transfer Agent will promptly mail or deliver to each holder of Series A Preferred Shares so tendered the applicable payment for those Series A Preferred Shares, and the Transfer Agent will promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each such holder new Series A Preferred Shares equal in liquidation preference to any unpurchased portion of the Series A Preferred Shares surrendered, if any. The Issuer will publicly announce the results of this offer on or as soon as practicable after the payment date for the purchase of Series A Preferred Shares in connection with a Change of Control.

         (c) Notwithstanding the foregoing, the Issuer shall not be required to repurchase any Series A Preferred Shares in connection with a Change of Control until it has repurchased any and all indebtedness and senior securities that are required by their terms to be repurchased in connection with such Change of Control. In addition, the Issuer will not be required to make an offer to purchase any Series A Preferred Shares upon the occurrence of a Change of Control if a third party makes that offer in the manner, at the times and otherwise in compliance with the requirements described in this Section 13 and purchases all Series A Preferred Shares validly tendered and not withdrawn.

         (d) If the Issuer is prohibited from paying cash upon a Change of Control under any applicable debt instrument, then, notwithstanding the provisions of this Section 13, the Issuer shall not be required to effect a Change of Control Purchase Offer pursuant to this Section 13, but instead shall be required to offer to effect a Change of Control conversion after pursuant to
Section 12g.

         (e) For purposes of this Section 13, the following terms shall have the meaning indicated:

         A "Change of Control" means: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13-d under the Exchange Act) of more than 35% of the total voting power of the Issuer's Voting Stock on a fully diluted basis and such ownership is greater than the amount of voting power of the Issuer's Voting Stock, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; (iii) all the common stock of RSL Communications PLC is not beneficially owned by the Issuer (other than directors' qualifying shares) or the Issuer's successor in a transaction governed by the provisions described in Section 14 or (iv) the Existing Stockholders as a group acquire, on a cumulative basis after the Closing Date, directly or indirectly, beneficial ownership of more than (x) three million additional Class A Common Shares plus (y) 50% of the number of Class A Common Shares issued by the Issuer in underwritten public offerings occurring after the Closing Date to persons other than the existing stockholders, plus (z) the number of Class A Common Shares sold by the Existing Stockholders in the public markets after the date hereof; this calculation shall exclude acquisitions from the Issuer or from other Existing Stockholders or from other officers and directors or Metro Holdings AG of Class A Common Shares owned by them on the date hereof, including as a result of the conversion of securities held by the Existing Stockholders on the date hereof; the share threshold will be appropriately adjusted for stock splits, combinations, reclassifications and similar transactions.

         "Voting Stock" means Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Capital Stock" means any and all shares, interests, participants or other equivalents (however designated) or corporate stock or other equity participants, including partnership interests, whether general or limited.

         "Existing Stockholders" means (i) R.S. Lauder, Gaspar & Co., L.P., ("RSLAG"), (ii) partners in RSLAG and Lauder Gaspar Ventures LLC and their affiliates, in each case as of the closing of this offering, (iii) Itzhak Fisher, Ronald S. Lauder, Leonard A. Lauder, Jacob Z. Schuster, Nir Tarlovsky, Nesim N. Bildirici, and Eugene Sekulow, (iv) family members of any of the foregoing, (v) trusts, the only beneficiaries of which are persons or entities described in clauses (i) through (iv) above and (vi) partnerships which are controlled by the persons or entities described in clauses (i) through (iv) above.

         "Affiliate" means any persons directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         14. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding Series A Preferred Shares, the Issuer may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (a) the entity formed by such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United Kingdom, the United States or any State thereof or the District of Columbia, the British Virgin Islands, Cayman Islands, the Netherlands, Ireland or Jersey; (b) if the Issuer is not the resulting entity, the Series A Preferred Shares are converted into or exchanged for and become shares of such resulting entity ("Replacement Preferred Shares"), having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the Series A Preferred Shares had immediately prior to such transaction; (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing and (d) the Issuer shall have delivered to the Transfer Agent an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Section 13 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         The resulting entity of such transaction shall thereafter be deemed to be the "Issuer" for all purposes of this Certificate and the predecessor shall be relieved of all obligations with respect to the Series A Preferred Shares.

         15. SEC Reports; Reports by Issuer. So long as any Series A Preferred Shares are outstanding, the Issuer shall file with the SEC and, within 15 days after it files them with the SEC, with the Transfer Agent and, if requested, furnish to the holders of Series A Preferred Shares all annual and quarterly reports and the information, documents, and other reports that the Issuer is required to file with the SEC pursuant to Section 13(a) or 15(d) of the

Exchange Act ("SEC Reports"). In the event the Issuer is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Issuer will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any Series A Preferred Shares are Outstanding, the Issuer will furnish or cause to be furnished copies of the SEC Reports to the Transfer Agent at the time the Issuer is required to make such information available to the Transfer Agent, to holders of Series A Preferred Shares and to prospective investors who request it in writing. In addition, the Issuer has agreed that, for so long as any Series A Preferred Shares remain outstanding, if the Issuer is required pursuant to Rule 144A(d)(4) under the Securities Act, it will furnish to the holders and to securities analysts and prospective investors, upon their reasonable request, the information required to be delivered pursuant to Rule 144A(d)(4) under Securities Act.

         16. Definitions. For purposes of this Certificate, the following terms shall have the meaning set forth below:

         "Accumulated Dividends" has the meaning set forth in Section 3.

         "Additional Amounts" has the meaning set forth in Section 6(c).

         "Agent Members" has the meaning set forth in Section 4(c).

         "Applicable Jurisdiction" has the meaning set forth in Section 6(c).

         "Affiliate" has the meaning set forth in Section 13(d).

         "Average Market Value" of the Class A Common Shares means (a) with respect to the payment of any dividends, including regular dividends, Special Dividends and Additional Amounts, the arithmetic average of the Current Market Value (as defined below) of the Class A Common Shares for the five Trading Days ending on the second Business Day prior to the Dividend Record Date for such dividend, (b) with respect to any Optional Redemption or Tax Redemption, the arithmetic average of the Current Market Value of the Class A Common Shares for the ten Trading Days beginning on the Trading Day following the Redemption Effective Date and (c) with respect to Mandatory Redemption, offers to purchase pursuant to Section 13 or any other payment, the arithmetic average of the Current Market Value of the Class A Common Shares for the ten Trading Days ending on the second Business Day prior to the date of such payment.

         "Bonus Shares" has the meaning set forth in Section 11.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

         "Bye-Laws" has the meaning set forth in the Recitals.

         "Capital Stock" has the meaning set forth in 13(d).

         "Change of Control" has the meaning set forth in Section 13(d).

         "Change of Control Conversion Date" has the meaning set forth in
Section 12(g).

         "Change of Control Conversion Notice" has the meaning set forth in
Section 12(g).

         "Change of Control Purchase" has the meaning set forth in Section
13(a).

         "Change of Control Purchase Date" has the meaning set forth in Section 13(a).

         "Change of Control Offer to Purchase Notice" has the meaning set forth in Section 13(a).

         "Class A Common Shares" means the Class A Common shares, par value U.S.$.00457 per share.

         "Closing Date" means any Closing Date under the Purchase Agreement.

         "Closing Price" has the meaning set forth in Section 12(d)(vi).

         "Common Share Record Date" has the meaning set forth in Section 12(d)(vi).

         "Companies Act" has the meaning set forth in Section 11(a).

         "Conversion Agent" has the meaning set forth in Section 5(a).

         "Conversion Price" has the meaning set forth in Section 12(a).

         "Conversion Rate" has the meaning set forth in Section 12(a).

         "Current Market Value" of the Class A Common Shares means (a) if the shares are traded on the Nasdaq Stock Market, or its successor, the last sale price, or if there is no last sale price, the average of the last reported bid and asked prices, as reported by the Nasdaq Stock Market, or its successor, as of the close of regular trading for that Trading Day and (b) if the shares are traded on the New York Stock Exchange or another national securities exchange, the Closing Price as reported on the

NYSE Composite Transactions Tape, or any comparable exchange reporting service, as of the close of regular trading on such exchange for that Trading Day.

         "Current Market Price" has the meaning set forth in Section 12(d)(vii).

         "Depositary" has the meaning set forth in Section 4(b).

         "Dilution Trigger Event" has the meaning set forth in Section
12(d)(iv).

         "Distributed Securities" has the meaning set forth in Section
12(d)(iv).

         "Dividend Payment Date" means each February 1, May 1, August 1 and November 1; provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

         "Dividend Record Date" has the meaning set forth in Section 7(a).

         "DTC" has the meaning set forth in Section 4(b).

         "Exchange Act" has the meaning set forth in Section 4(d).

         "Existing Stockholders" has the meaning set forth in Section 13(d).

         "Expiration Time" has the meaning set forth in Section 12(d)(vi).

         "fair market value" has the meaning set forth in Section 12(d)(vii).

         "Global Series A Preferred Share" has the meaning set forth in Section 4(b).

         "Global Shares Legend" has the meaning set forth in Section 4(b).

         "Initial Purchasers" means Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith; and Morgan Stanley & Co. Incorporated.

         "Issuer" means the Person named as the "Issuer" in the Recitals until a successor Person shall have become such pursuant to Section 14 and thereafter "Issuer" shall mean such successor Person.

         "Issuer Order" means a written request or order signed in the name of the Issuer by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Junior Shares" has the meaning set forth in Section 9(a).

         "liquidation preference" has the meaning set forth in Section 3.

         "Mandatory Redemption Date" has the meaning set forth in Section 10(d); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

         "Memorandum of Association" has the meaning set forth in the Recitals.

         "Nonelecting Share" has the meaning set forth in Section 12(e).

         "Officers' Certificate" means a certificate of the Issuer signed in the name of the Issuer by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Optional Redemption" has the meaning set forth in Section 10(a).

         "Optional Redemption Date" has the meaning set forth in Section 10(a).

         "Outstanding" means when used with respect to Series A Preferred Shares means, as of the date of determination, all Series A Preferred Shares theretofore authenticated and delivered under this Certificate, except (a) Series A Preferred Shares theretofore converted into Class A Common Shares in accordance with Section 12 and Series A Preferred Shares theretofore canceled by the Transfer Agent or delivered to the Transfer Agent for cancelation; (b) Series A Preferred Shares for whose payment or redemption money in the necessary amount has been theretofore deposited with the Transfer Agent or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the holders of such Series A Preferred Shares; provided that, if such Series A Preferred Shares are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate or provision therefor satisfactory to the Transfer Agent has been made; and (c) Series A Preferred Shares (x) that are mutilated, destroyed, lost or stolen which the Issuer has decided to pay or (y) in exchange for or in lieu of which other Series A Preferred Shares have been authenticated and delivered pursuant to this Certificate; provided, however, that, in determining whether the holders of the Series A Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Shares owned by the Issuer or any other obligor upon the Series A Preferred Shares or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Shares which the Transfer Agent has actual knowledge of being so owned shall be so disregarded. Series A Preferred Shares so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Transfer Agent the pledgee's right so to act with respect to such Series A Preferred Shares and that the pledgee is not the Issuer or any other obligor upon the Series A Preferred Shares or any Affiliate of the Issuer or of such other obligor.

         "Parity Shares" has the meaning set forth in Section 9(a).

         "Paying Agent" has the meaning set forth in Section 5(a).

         "Persons" means, etc.

         "Purchase Agreement" means the Purchase Agreement dated February 14, 2000, between the Issuer, and the Initial Purchasers.

         "Purchased Shares" has the meaning set forth in Section 12(d)(vi).

         "QIBs" has the meaning set forth in Section 4(a).

         "Redemption Date" means (a) with respect to any Mandatory Redemption, the Mandatory Redemption Date,

(b) with respect to any Optional Redemption or Tax Redemptions, (x) to the extent the Redemption Price is to be paid in cash, the Redemption Effective Date with respect thereto, and (y) to the extent the Redemption Price is to be paid in Class A Common Shares, the 12th Trading Day after such Redemption Effective Date.

         "Redemption Effective Date" has the meaning set forth in Section 10(a).

         "Redemption Notice" has the meaning set forth in Section 10(g).

         "Redemption Price" has the meaning set forth in Section 10(g).

         "Registrable Securities" has the meaning set forth in Section 5(c).

         "Registration Default" has the meaning set forth in Section 6(b).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 22, 2000, between the Issuer and the Initial Purchasers.

         "Replacement Preferred Shares" has the meaning set forth in Section 14.

         "Restricted Definitive Securities" has the meaning set forth in Section 4(f).

         "Restricted Shares Legend" has the meaning set forth in Section 4(a).

         "resulting entity" has the meaning set forth in Section 14.

         "Rule 144A" has the meaning set forth in Section 4(a).

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

         "SEC Reports" has the meaning set forth in Section 15.

         "Securities Act" has the meaning set forth in Section 4(a).

         "Senior Shares" has the meaning set forth in Section 9(a).

         "Series A Preferred Share Directors" has the meaning set forth in
Section 8(a).

         "Series A Preferred Shares" has the meaning set forth in Section 1.

         "Shelf Registration Statement" means the shelf registration statement in respect of the Transfer Restricted Securities required pursuant to the Registration Rights Agreement to be filed with the SEC with respect to resales of the Transfer Restricted Securities.

         "Special Dividends" has the meaning set forth in Section 6(b).

         "Tax Redemption" has the meaning set forth in Section 10(b).

         "Trading Day" means a day when the principal securities market on which the relevant securities trade is open for business.

         "Transfer Agent" has the meaning set forth in Section 3.

         "Transfer Restricted Securities" means each Series A Preferred Share and Class A Common Share issuable upon conversion of Series A Preferred Shares or in satisfaction of any dividend or other payment on Series A Preferred Shares until (a) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (b) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

         "Voting Stock" has the meaning set forth in Section 13(d).

                                                    [CERTIFICATE OF DESIGNATION]



         IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed as of the date hereof.


                                              RSL COMMUNICATIONS, LTD.


                                              by: /s/ Itzhak Fisher
                                                 -------------------------------
                                                  Name:
                                                  Title:


ATTEST:


by: /s/ Avery S.Fischer
   ----------------------------
   Name:
   Title:

                                                                       EXHIBIT A


                                FACE OF SECURITY

[Restricted Shares Legend (include if Security is not registered under the U.S. Securities Act of 1933): THE SERIES A PREFERRED SHARES EVIDENCED HEREBY (AND (1) THE CLASS A COMMON SHARES ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED SHARES AND (2) THE CLASS A COMMON SHARES ISSUABLE IN PAYMENT OF DIVIDENDS OR OF THE REDEMPTION OR PURCHASE PRICE) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) IN THE CASE OF THE SERIES A PREFERRED SHARES, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

[Global Shares Legend (include if Security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY

REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                                                                Number of Shares
Number: ____                                                         ____ Shares

                                                     144A CUSIP NO.:
                                                      IAI CUSIP NO.:


                  Series A 7-1/2% Convertible Preferred Shares

                                       of

                            RSL COMMUNICATIONS, LTD.


                  RSL COMMUNICATIONS, LTD., an exempted company organized under the laws of Bermuda (the "Issuer", which term includes any successor Person under the Certificate of Designation hereinafter referred to) hereby certifies that [HOLDER] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Issuer designated the Series A 7 1/2% Convertible Preferred Shares, par value U.S.$0.00457 and liquidation preference U.S.$50.00 per share (the "Preferred Shares"). The Preferred Shares are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated February 14, 2000, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Issuer will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Issuer at its principal place of business.

                  Reference is hereby made to select provisions of the Preferred Shares set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's valid countersignature appears hereon, the Preferred Shares evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has executed this certificate as of the date set forth below.


                                    RSL COMMUNICATIONS, LTD.,


                                    By:_____________________________
                                       Name:
                                       Title:

[Seal]

                                    By:______________________________
                                       Name:
                                       Title:

                                    Dated:


COUNTERSIGNED AND REGISTERED

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Registrar and Transfer Agent,


By:  ________________________________
     Authorized Signatory

Dated:

                               REVERSE OF SECURITY

                            RSL COMMUNICATIONS, LTD.

                  Series A 7-1/2% Convertible Preferred Shares

                  Dividends on each Preferred Share shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation (including Special Dividends). Dividends may be paid, at the option of the Issuer, in cash, or, subject to certain limitations, in Class A Common Shares of the Issuer or a combination of cash and Class A Common Shares of the Issuer.

                  The Preferred Shares shall be redeemable as provided in the Certificate of Designation. The Preferred Shares shall be convertible into the Issuer's Class A Common Shares in the manner and according to the terms set forth in the Certificate of Designation.

                  Generally, when a successor Person issues replacement preferred shares upon conversion of, or in exchange for, the Series A Preferred Shares in a transaction governed by Section 14 of the Certificate of Designation, the predecessor Person will be released from any obligation on the Series A Preferred Shares, except as provided in Section 9(d) of the Certificate of Designation.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the Preferred Shares evidenced hereby to:-----------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
agent to transfer the Preferred Shares evidenced hereby on the books of the Registrar and Transfer Agent. The agent may substitute another to act for him or her.

Date:---------------------------------------------------------------------------

Signature: ______________________________
(Sign exactly as your name appears on the other side of this Convertible Preferred Share Certificate)

Signature Guarantee:______________________________


--------
*Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                              NOTICE OF CONVERSION]

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") _________ Series A 7-1/2% Convertible Preferred Shares (the "Preferred Shares"), represented by stock certificate No(s). (the "Preferred Share Certificates") into shares of common stock, par value U.S.$0.00457 per share ("Class A Common Shares"), of RSL Communications, Ltd. (the "Issuer") according to the conditions of the Certificate of Designation establishing the terms of the Preferred Stock (the "Certificate of Designation"). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Preferred Share Certificate is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of Class A Common Shares issuable to the undersigned upon conversion of the Preferred Shares shall be made pursuant to registration of the Class A Common Shares under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Shares, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.


                              Date:___________________________________

                              Applicable Conversion Price:____________

                              Number of Preferred Shares
                              to be Converted:________________________

                              Number of Class A Common Shares
                              to be Issued:___________________________

                              Signature:______________________________

                              Name:___________________________________

                              Address:**______________________________

                              Fax No.:________________________________


*The Issuer is not required to issue Class A Common Shares until the original Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Issuer or its Transfer Agent. The Issuer shall issue and deliver Class A Common Shares to an overnight courier not later than three Business Days following receipt of the original Preferred Share Certificate(s) to be converted.

**Address where Class A Common Shares and any other payments or certificates shall be sent by the Issuer.

[Global Share Schedule: (include if Security is issued as a global certificate)]

                                                                      SCHEDULE A


                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

                  The initial number of Series A Preferred Shares represented by this Global Series A Preferred Share shall be _______. The following exchanges of a part of this Global Series A Preferred Share have been made:



----------------------- -------------------- -------------------- -------------------- --------------------
                                                                    Number of shares
                         Amount of decrease    Amount of increase   represented by
                             in number of          in number of    this Global Series
                          shares represented   shares represented   A Preferred Share
                           by this Global        by this Global      following such          Signature of
                         Series A Preferred    Series A Preferred      decrease or        authorized officer
   Date of Exchange            Share                 Share              increase             of Registrar
----------------------- -------------------- -------------------- -------------------- --------------------
----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------

                                                                       EXHIBIT B


                          FORM OF TRANSFER CERTIFICATE

            (Transfers pursuant toss. 5(b)(ii) of the Certificate of
                  Designation of the Series A Preferred Shares)


American Stock Transfer & Trust Company, as Transfer Agent
40 Wall Street
New York, New York 10005

Att: Stock Transfer
     Administration

Re:  RSL Communications, Ltd.
     7-1/2% Series A Convertible Preferred Shares due 2012 (the
     "Series A Preferred Shares")

                  Reference is hereby made to the Certificate of Designation of the Series A Preferred Shares. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

                  This letter relates to __________ Series A Preferred Shares (the "Securities") which are represented by Restricted Definitive Securities (CUSIP No. __) held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

                  In connection with such request, and in respect of the Securities, the Transferor does hereby certify the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW:

         (1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

         (2) [ ] to a transferee that the Transferor reasonably believes is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring such Securities for investment purposes and not for distribution and is acquiring at least $250,000 aggregate liquidation preference of

                  Series A Preferred Shares for its own account or for one or more accounts (each of which is acquiring at least $250,000 aggregate liquidation preference) as to which the transferee exercises sole investment discretion; or

         (3) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available).


                                       [Name of Transferor]

                                        by: ________________________
                                            Name:
                                            Title:

Dated:


cc:  RSL Communications, Ltd.
     767 Fifth Avenue
     Suite 4300
     New York, NY 10153

                                                                       EXHIBIT C

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE

             (Transfers pursuant toss. 5(b)(ii) of the Certificate)



American Stock Transfer & Trust Company, as Transfer Agent
40 Wall Street
New York, NY 10005

Att: Stock Transfer
     Administration

Re:  RSL Communications, Ltd.
     7-1/2% Series A Convertible Preferred Shares due 2012
     (the "Series A Preferred Shares")

                  Reference is hereby made to the Certificate of Designation of the Series A Preferred Shares. Capitalized terms used but not defined herein shall have the meanings given them in the Certificate.

                  This letter relates to ________ Series A Preferred Shares (the "Securities") which are represented by the Restricted Definitive Securities (CUSIP No. ___) held in the name of [name of transferor] (the "Transferor"), and is given in connection with the transfer of the Securities to the undersigned.

                  In connection with such request, and in respect of the Securities, we confirm that:

                  1. We understand that the Securities have not been registered under the U.S. Securities Act of 1933 (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

                  2. We are a corporation, partnership or other entity (other than a natural person) having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an accredited investor as defined in Rule 501(a) under the Securities Act, able to bear the economic risk of the proposed investment in the Securities.

                  3. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

                  4. We are, and each account (if any) for which we are purchasing Securities is, purchasing Securities having an aggregate liquidation preference of not less than $250,000.

                  5. We understand that (a) the Securities will be delivered to us in registered form only and that the certificate delivered with respect to the Securities will bear a legend substantially to the following effect:

         THE SERIES A PREFERRED SHARES EVIDENCED HEREBY (AND (1) THE CLASS A COMMON SHARES ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED SHARES AND (2) THE CLASS A COMMON SHARES ISSUABLE IN PAYMENT OF DIVIDENDS OR OF THE REDEMPTION OR PURCHASE PRICE) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) IN THE CASE OF THE SERIES A PREFERRED SHARES, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.



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


                  and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Certificate.

                  6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless:

                  (a) the Securities are sold to the Issuer;

                  (b) the Securities are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

                  (c) the Securities are sold to an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, acquiring at least $250,000 liquidation preference of the Securities that, prior to such transfer, furnishes to the Transfer Agent a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Transfer Agent);

                  (d) the Securities are sold by us pursuant to Rule 144 under the Securities Act; or


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



                  (e) the Securities are sold pursuant to an effective registration statement under the Securities Act.

                                   Very truly yours,

                                   [PURCHASER]


                                   by: __________________________
                                       Name:
                                       Title:

Dated:


cc:  RSL Communications, Ltd.
     767 Fifth Avenue
     Suite 4300
     New York, NY 10153

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